P09000064911

600276887166

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies ________ Certificates of Status ________

Special Instructions to Filing Officer:

Office Use Only

09/11/15--01018--006 **43.75

FILED
15 SEP 11 PM 3:17
TALLAHASSEE, FLORIDA

And

SEP 16 2015

R. WHITE

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Stragenics, Inc.

DOCUMENT NUMBER: P09000004971

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Alan W. Grofe
Name of Contact Person

Stragenics, Inc.
Firm/ Company

100 Rialto Place, #700
Address

Melbourne, FL 32901
City/ State and Zip Code

agrofe@stragenics.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Alan W. Grofe at (571) 330-0980

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee

☐ $43.75 Filing Fee & Certificate of Status

■ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)

☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

FILED
15 SEP 11 PM 3: 17
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Stragenics, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P09000004971

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____
____
____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____
____
____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________________

____
(Florida street address)

New Registered Office Address: ______________________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation. Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

ARTICLE IV shall be replaced with the following in entirety:

"ARTICLE IV CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is three billion, six hundred million (3,600,000,000) consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock", with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stock that the Corporation shall have the authority to issue is three billion, five hundred million (3,500,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is one hundred million (100,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance thereof. The voting powers, designations, preferences, limitations, restrictions, and relative participating, optional and other rights, and qualifications, limitations, or restrictions thereof of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors."

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: ______________________________

date this document was signed.

Effective date if applicable: ______________________________ 'M (0 minutes ago)

(no more than 90 days after amendment file da

Note: If the date inserted in this block does not meet the applicable statutory filing requireme document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the ai by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The follow must be separately provided for each voting group entitled to vote separately on the amendm*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and sha action was not required.

Dated September 9, 2015

Signature [signature: Alan W. Grofe]

(By a director, president or other officer – if directors or officers hav selected, by an incorporator – if in the hands of a receiver, trustee, o appointed fiduciary by that fiduciary)

Alan W. Grofe

(Typed or printed name of person signing)

President

(Title of person signing)